Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND SIX-MONTH PERIODS ENDED JUNE 30, 2022;
UPDATES FULL YEAR 2022 OPERATIONAL AND CAPITAL EXPENDITURE GUIDANCE

Oklahoma City, Oklahoma, August 3, 2022 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and six-month periods ended June 30, 2022.
Recent Highlights
•Generated Adjusted EBITDA(1) of $53.7 million in the second quarter compared to $39.4 million in the prior quarter
•Second quarter net income was $48.5 million, or $1.32 per basic share. Adjusted net income(1) was $48.9 million, or $1.33 per basic share.
•Second quarter 2022 production of 17.8 MBoed was consistent with first quarter 2022, despite no new completion activity
•Successfully drilled the first two wells of its previously announced 2022 capital development program during the second quarter with completions and first production commencing during the third quarter
•As of June 30, 2022, the Company returned 29 wells to production in the first half of 2022 that were previously curtailed due to the 2020 commodity price downturn. The Company has returned a total of 158 wells to production since the beginning of 2021
•Second quarter adjusted G&A(1) of $1.8 million, or $1.09 per Boe, compared to $2.2 million, or $1.35 per Boe in the prior quarter
•Updated 2022 operational and capital expenditure guidance to include the addition of three new wells to the Company's drilling and completion program in addition to expanded well reactivation activity
•The Company had no open hedge positions as of June 30, 2022
Financial Results & Update
Profitability & Realized Pricing
For the three-months ended June 30, 2022, the Company reported net income of $48.5 million, or $1.32 per basic share, and net cash provided by operating activities of $47.0 million. After adjusting for certain items, the Company's adjusted net income(1) amounted to $48.9 million, or $1.33 per basic share, adjusted operating cash flow(1) totaled $53.3 million and adjusted EBITDA(1) was $53.7 million for the quarter. The Company defines and reconciles adjusted net income, adjusted operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable Generally Accepted Accounting Principles in the United States ("GAAP") measure in supporting tables at the conclusion of this press release.

Second quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives,(2) were $109.06, $5.30 and $35.96, respectively, compared to $92.35, $3.84 and $33.73 in the prior quarter.
Operating Costs
During the second quarter of 2022, lease operating expense ("LOE") was $9.5 million or $5.87 per Boe compared to $10.9 million, or $6.76 per Boe in the prior quarter.
For the three months ended June 30, 2022, general and administrative expense ("G&A") was $2.2 million, or $1.34 per Boe compared to $2.5 million, or $1.57 per Boe for the three months ended March 31, 2022. Adjusted G&A(1) was $1.8 million, or $1.09 per Boe during the second quarter of 2022 compared to $2.2 million, or $1.35 per Boe during the first quarter of 2022.
Operational Results & Update
Production
Production totaled 1,620 MBoe (17.8 MBoed, 12.8% oil, 33.4% NGLs and 53.8% natural gas) for the three-months ended June 30, 2022 compared to 1,606 MBoe (17.8 MBoed, 13.3% oil, 32.8% NGLs, and 53.9% natural gas) in the first quarter. This consistent quarter-over-quarter production profile was a result of the Company's ongoing well reactivation program. The first of the Company's planned 2022 completions are being turned to production during the third quarter.
2022 Development Program
During the second quarter, SandRidge successfully drilled the first two wells of its previously announced 2022 capital development program with completions and first production commencing during the third quarter. The third well is currently in the drilling phase. The Company announced an increase to its planned 2022 drilling and completion activity from nine wells to twelve wells.
Well Reactivation & Rod Pump Conversion Program
During the second quarter of 2022, the Company continued returning wells to production that were previously curtailed due to the commodity price downturn in the first half of 2020 and, in many cases, improving their production potential through capital improvements. Improved commodity pricing resulting in high rates of return, along with low execution risk, support the Company's belief that these projects represent a superior use of capital. During the second quarter of 2022, the Company brought 19 wells back online, bringing the total for the first half of 2022 to 29 and the total since the beginning of 2021 to 158. Throughout 2022, SandRidge currently expects to return approximately 54 wells to production and complete approximately 36 artificial lift conversions. The Company continues to evaluate its inventory of such projects.
Environmental, Social, and Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas. The Company continues to explore the technical and commercial viability of Carbon Capture, Utilization, and Sequestration ("CCUS") across its owned and operated assets through its partnership with the University of Oklahoma.
Recently announced Operational and Capital Expenditure Guidance
As a result of current and expected commodity prices enhancing project returns, the Company now plans to spend $40-$50 million in drilling and completions ("D&C") capital and $16-$20 million in non-D&C capital for well reactivations and rod pump conversions. Total production for 2022 is projected to be 5.9-7.1 MMBoe, representing an approximately 5% increase at the midpoint vs. its prior production guidance. In addition to the benefit of added production this year, increased activity in the second half of

2022 is expected to contribute an approximately 13% uplift in 2023 volumes. The table below outlines changes to the Company's full year 2022 guidance in further detail.

	Six Months Ended June 30, 2022	Updated 2022E Guidance(3)
Production
Oil (MMBbls)	0.4	0.9 - 1.1
Natural Gas Liquids (MMBbls)	1.1	1.9 - 2.3
Total Liquids (MMBbls)	1.5	2.8 - 3.4
Natural Gas (Bcf)	10.4	18.4 - 22.4
Total (MMBoe)	3.2	5.9 - 7.1

Capital Expenditures
Drilling & Completions ("D&C")	$16.2 million	$40 - $50 million
Non-D&C	$5.6 million	$16 - $20 million
Total Capital Expenditures	$21.8 million	$56 - $70 million

Expenses
Lease Operating Expenses ("LOE")	$20.4 million	$39 - $47 million

Price Differentials
Oil (% of WTI)	99%	~97% - 99%
NGLs (% of WTI)	34%	~33% - 37%
Natural Gas (% of Henry Hub)	75%	~75% - 80%

Liquidity and Capital Structure
As of June 30, 2022, the Company had $205.2 million of cash and cash equivalents, including restricted cash. The Company has no outstanding term or revolving debt obligations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 4, 2022 at 10:00 am CT. To join the live conference call, please dial 877-407-8293 (U.S. and Canada) or 201-689-8349 (international) ten to fifteen minutes prior to the scheduled call time. Participants can also click here for instant telephone access to the event. The link will become active approximately fifteen minutes prior to the start of the conference call.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, production, and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	See "Operational and Financial Statistics" section at the end of this press release for impacts of derivatives on commodity price realizations.
(3)	No changes were made to Adjusted G&A or Severance and Ad Valorem tax guidance versus the original ranges published on March 9, 2022.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Production - Total
Oil (MBbl)	207	227	421	515
NGL (MBbl)	541	613	1,067	1,134
Natural Gas (MMcf)	5,231	5,356	10,426	10,349
Oil equivalent (MBoe)	1,620	1,733	3,226	3,374
Daily production (MBoed)	17.8	19.0	17.8	18.6

Average price per unit
Realized oil price per barrel - as reported	$109.06	$64.73	$100.57	$58.70
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$109.06	$64.73	$100.57	$58.70

Realized NGL price per barrel - as reported	$35.96	$17.33	$34.86	$17.18
Realized impact of derivatives per barrel(1)	—	—	(0.29)	—
Net realized price per barrel	$35.96	$17.33	$34.57	$17.18

Realized natural gas price per Mcf - as reported	$5.30	$1.66	$4.57	$1.75
Realized impact of derivatives per Mcf (1)	—	—	(0.07)	—
Net realized price per Mcf	$5.30	$1.66	$4.50	$1.75

Realized price per Boe - as reported	$43.07	$19.74	$39.45	$20.10
Net realized price per Boe - including impact of derivatives	$43.07	$19.74	$39.11	$20.10

Average cost per Boe
Lease operating	$5.87	$5.33	$6.32	$5.09
Production, ad valorem, and other taxes	$2.96	$1.46	$2.76	$1.40
Depletion (2)	$1.74	$1.27	$1.62	$1.39

Earnings per share (3)
Earnings per share applicable to common stockholders
Basic	$1.32	$0.45	$2.27	$1.42
Diluted	$1.30	$0.44	$2.24	$1.38

Adjusted net income per share available to common stockholders
Basic	$1.33	$0.45	$2.29	$0.94
Diluted	$1.32	$0.45	$2.26	$0.91

Weighted average number of shares outstanding (in thousands)
Basic	36,699	36,416	36,667	36,187
Diluted	37,185	37,345	37,107	37,283

(1) There were no open commodity derivative contracts as of June 30, 2022.
(2) Includes accretion of asset retirement obligation.
(3) Earnings per share amounts for the six months ended June 30, 2021 was impacted by the $19.7 million gain recognized on the sale of our North Park Basin assets in Colorado. See below for the section of this release that reconciles Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three and six-months ended June 30, 2022.

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
	(In thousands)	(In thousands)

Drilling, completion and capital workovers(1)	$15,468	$21,159
Other capital expenditures	342	629
Total Capital Expenditures	$15,810	$21,788
(excluding acquisitions and plugging and abandonment)

(1) The Company capitalized $4.5 million in inventory purchases, net of inventory utilized during 2022 on drilling, completion, capital workover and well reactivation activities.

Capitalization
The Company’s capital structure as of June 30, 2022 and December 31, 2021 is presented below:

	June 30, 2022	December 31, 2021

	(In thousands)
Cash, cash equivalents and restricted cash	$205,185	$139,524

Stockholders’ equity
Common stock	$37	$37
Warrants	88,520	88,520
Additional paid-in capital	1,063,326	1,062,737
Accumulated deficit	(822,756)	(905,972)
Total SandRidge Energy, Inc. stockholders’ equity	329,127	245,322

Total capitalization	$329,127	$245,322

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Oil, natural gas and NGL	$69,760	$34,196	$127,247	$67,819
Total revenues	69,760	34,196	127,247	67,819
Expenses
Lease operating expenses	9,512	9,232	20,374	17,186
Production, ad valorem, and other taxes	4,799	2,534	8,909	4,710
Depreciation and depletion—oil and natural gas	2,826	2,193	5,227	4,698
Depreciation and amortization—other	1,563	1,475	3,138	2,969
General and administrative	2,171	2,522	4,701	4,612
Restructuring expenses	433	256	642	2,310
Employee termination benefits	—	—	—	49
Loss on derivative contracts	—	—	1,064	—
Gain on sale of assets	—	—	—	(19,713)
Other operating income, net	(51)	(65)	(115)	(113)
Total expenses	21,253	18,147	43,940	16,708
Income from operations	48,507	16,049	83,307	51,111
Other income (expense)
Interest expense, net	(27)	(84)	(179)	(131)
Other income, net	12	287	88	315
Total other income (expense)	(15)	203	(91)	184
Income before income taxes	48,492	16,252	83,216	51,295
Income tax expense (benefit)	—	—	—	—
Net income	$48,492	$16,252	$83,216	$51,295
Net income per share
Basic	$1.32	$0.45	$2.27	$1.42
Diluted	$1.30	$0.44	$2.24	$1.38
Weighted average number of common shares outstanding
Basic	36,699	36,416	36,667	36,187
Diluted	37,185	37,345	37,107	37,283

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$203,442	$137,260
Restricted cash - other	1,743	2,264
Accounts receivable, net	32,187	21,505
Prepaid expenses	3,198	626
Other current assets	80	80
Total current assets	240,650	161,735
Oil and natural gas properties, using full cost method of accounting
Proved	1,477,699	1,454,016
Unproved	11,487	12,255
Less: accumulated depreciation, depletion and impairment	(1,376,147)	(1,373,217)
	113,039	93,054
Other property, plant and equipment, net	94,851	97,791
Other assets	268	332
Total assets	$448,808	$352,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$56,635	$45,779
Asset retirement obligation	17,256	17,606
Derivative contracts	—	21
Other current liabilities	702	627
Total current liabilities	74,593	64,033
Asset retirement obligation	43,482	41,762
Other long-term obligations	1,606	1,795
Total liabilities	119,681	107,590
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 36,742 issued and outstanding at June 30, 2022 and 36,675 issued and outstanding at December 31, 2021	37	37
Warrants	88,520	88,520
Additional paid-in capital	1,063,326	1,062,737
Accumulated deficit	(822,756)	(905,972)
Total stockholders’ equity	329,127	245,322
Total liabilities and stockholders’ equity	$448,808	$352,912

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$83,216	$51,295
Adjustments to reconcile net income to net cash provided by operating activities
Provision for doubtful accounts	—	21
Depreciation, depletion, and amortization	8,365	7,667
Debt issuance costs amortization	—	36
Loss on derivative contracts	1,064	—
Cash paid on settlement of derivative contracts	(1,085)	—
Gain on sale of assets	—	(19,713)
Stock-based compensation	754	799
Other	76	71
Changes in operating assets and liabilities	(13,234)	(6,945)
Net cash provided by operating activities	79,156	33,231
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(11,959)	(4,389)
Acquisition of assets	(1,431)	(3,545)
Purchase of other property and equipment	(49)	(59)
Proceeds from sale of assets	306	37,900
Net cash provided by (used in) investing activities	(13,133)	29,907
CASH FLOWS FROM FINANCING ACTIVITIES
Reduction of financing lease liability	(197)	(122)
Debt issuance costs	—	(81)
Proceeds from exercise of stock options	70	21
Cash paid for tax obligations on vested stock awards	(235)	(613)
Net cash used in financing activities	(362)	(795)
NET INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	65,661	62,343
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	139,524	28,266
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$205,185	$90,609
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(167)	$(106)
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$10,858	$1,260
Right-of-use assets obtained in exchange for financing lease obligations	$117	$363

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
Net cash provided by operating activities	$46,963	$18,900	$79,156	$33,231
Changes in operating assets and liabilities	6,355	1,640	13,234	6,945
Adjusted operating cash flow	$53,318	$20,540	$92,390	$40,176

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
Net Income	$48,492	$16,252	$83,216	$51,295
Adjusted for
Interest expense	28	86	180	134
Depreciation and amortization - other	1,563	1,475	3,138	2,969
Depreciation and depletion - oil and natural gas	2,826	2,193	5,227	4,698
EBITDA	52,909	20,006	91,761	59,096

Stock-based compensation (1)	398	564	754	783
Loss on derivative contracts	—	—	1,064	—
Gain on sale of assets	—	—	—	(19,713)
Cash paid upon settlement of derivative contracts	—	—	(1,085)	—
Employee termination benefits	—	—	—	49
Restructuring expenses	433	256	642	2,310
Other	(2)	(2)	(2)	(3)
Adjusted EBITDA	$53,738	$20,824	$93,134	$42,522
(1) Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(In thousands)
Net cash provided by operating activities	$46,963	$18,900	$79,156	$33,231
Changes in operating assets and liabilities	6,355	1,640	13,234	6,945
Interest expense	28	86	180	134
Employee termination benefits (1)	—	—	—	49
Other	392	198	564	2,163
Adjusted EBITDA	$53,738	$20,824	$93,134	$42,522
(1) Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net income (loss) excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net income (loss) available to common stockholders.

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$48,492	$1.30	$16,252	$0.44
Restructuring expenses	433	0.02	256	0.01
Other	(2)	—	(2)	—
Adjusted net income available to common stockholders	$48,923	$1.32	$16,506	$0.45

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,699	37,185	36,416	37,345
Total adjusted net income per share	$1.33	$1.32	$0.45	$0.45

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$83,216	$2.24	$51,295	$1.38
Loss on derivative contracts	1,064	0.03	—	—
Gain on sale of assets	—	—	(19,713)	(0.53)
Cash paid upon settlement of derivative contracts	(1,085)	(0.03)	—	—
Employee termination benefits	—	—	49	—
Restructuring expenses	642	0.02	2,310	0.06
Other	(2)	—	(3)	—
Adjusted net income available to common stockholders	$83,835	$2.26	$33,938	$0.91

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,667	37,107	36,187	37,283
Total adjusted net income per share	$2.29	$2.26	$0.94	$0.91

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative (1)	$2,171	$1.34	$2,522	$1.46
Stock-based compensation(2)	(398)	(0.25)	(564)	(0.33)
Adjusted G&A	$1,773	$1.09	$1,958	$1.13

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative(1)	$4,701	$1.46	$4,612	$1.37
Stock-based compensation (2)	(754)	(0.23)	(783)	(0.23)
Adjusted G&A	$3,947	$1.23	$3,829	$1.14
(1) General and administrative was impacted by a $0.4 million legal retainer refund that was recorded as a credit, reducing general and administrative expense for six months ended June 30, 2021.
(2) Excludes non-cash stock-based compensation included in employee termination benefits.

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and 10-K/A and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, production, and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.